CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated March 23, 2009 on Dreyfus Government Cash Management and Dreyfus Government Prime Cash Management for the fiscal year ended January 31, 2009 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-89359 and 811-3964) of Dreyfus Government Cash Management Funds.

ERNST&YOUNGLLP

New York, New York May 26, 2009